BLACKSKY TECHNOLOGY INC. BLACKSKY HOLDINGS, INC. BLACKSKY GEOSPATIAL SOLUTIONS, INC. BLACKSKY GLOBAL LLC SFI IP HOLDCO, LLC BLACKSKY INTERNATIONAL LLC BUILDING 5 LLC STIFEL BANK LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of April 11, 2024 by and between STIFEL BANK, a Missouri state-chartered bank (“Bank”), BLACKSKY TECHNOLOGY INC., a Delaware corporation (“Parent Borrower”), BlackSky Holdings, Inc., a Delaware corporation, BlackSky Geospatial Solutions, Inc. a Delaware corporation, BlackSky Global LLC, a Delaware limited liability company, SFI IP Holdco, LLC, a Delaware limited liability company, BlackSky International LLC, a Delaware limited liability company, and Building 5 LLC, a Delaware limited liability company (together with Parent Borrower each a “Borrower” and collectively, the “Original Borrower”) and each Additional Borrower from time to time party hereto. RECITALS Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank. AGREEMENT The parties to this Agreement agree as follows: 1. DEFINITIONS AND CONSTRUCTION. 1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions: “Account Control Agreement” means any control agreement among (i) the depository institution at which Borrower (or, as applicable, its Subsidiary that is a Loan Party) maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower (or, as applicable, its Subsidiary that is a Loan Party) maintains a Securities Account or a Commodity Account, (ii) Borrower (or, as applicable, its Subsidiary that is a Loan Party), and (iii) Bank, pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account. “Account Debtor” means any “account debtor” as defined in the Code. “Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing. “Additional Borrower” means a Person who becomes a Borrower after the Closing Date in accordance with Section 6.13. “Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility. “Advance Request Form” means an advance request form in substantially the form of Exhibit B attached hereto. “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners. “Ancillary Services” means any products, services or financial accommodations requested by Borrower and approved by Bank, or otherwise provided by Bank (or any of its Affiliates) to Borrower or any of its Subsidiaries, under the Revolving Line, including and without limitation, Letters of Credit, Cash Management Services, FX Contracts, or other treasury management services. “Ancillary Services Agreement” means an agreement pursuant to which Bank (or its Affiliate) provides Ancillary Services.

2 “Ancillary Services Sublimit” means an aggregate sublimit for Ancillary Services under the Revolving Line not to exceed Five Hundred Thousand Dollars ($500,000). “Ancillary Services Usage” means, as of any date of determination, the aggregate outstanding amount of all Ancillary Services provided by Bank, including without limitation, net obligations under FX Contracts, the aggregate limits of all corporate credit cards and merchant card or account processing reserves and any other limits established, or reserves taken, by Bank in connection with other treasury management services requested by Parent Borrower and approved by Bank. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to each Loan Party or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions. “Anti-Terrorism Law” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC. “Application” is defined in Section 2.1(c)(i). “ATM Facility” means that certain Form S-3 shelf registration statement and prospectus supplement with respect to Parent Borrower’s shares filed by Parent Borrower with the United States Securities and Exchange Commission providing for a so-called “shelf registration” of up to $75 million of shares of Parent Borrower’s Class A common stock, as may be amended from time to time. “Availability Amount” means, at any time, an amount equal to (a) the Revolving Line, minus (b) the outstanding aggregate principal balance of all Advances at such time, minus (c) the Ancillary Services Usage at such time. “Bank Expenses” means all: (a) reasonable and documented out-of-pocket costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents, (b) reasonable Collateral audit fees, and (c) Bank’s reasonable and documented out-of-pocket attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought. “Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list. “Board of Directors” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its organizational documents. “Borrower” means, individually and collectively, jointly and severally, the Original Borrower and each Additional Borrower. “Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

3 “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York are authorized or required to close. “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition; and (e) any investments permitted by Parent Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank. “Cash Management Services” is defined in Section 2.1(b). “Change in Control” means a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as in effect on the date hereof) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on the date hereof), directly or indirectly, of 51.0% or more of shares of all classes of stock entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board then outstanding of a Loan Party ordinarily of Directors of such Loan Party, who did not have such power before such transaction. “Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation, or application thereof by any governmental authority; or (c) compliance by Bank with any request, guideline, requirement or directive (whether or not having the force of law) of any governmental authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Closing Date” means the date of this Agreement. “Code” means the Uniform Commercial Code as in effect from time to time in the State of New York. “Collateral” means the property described on Exhibit A attached hereto. “Collateral Account” means any Deposit Account, Securities Account, or Commodity Account. “Commodity Account” means a “commodity account” as defined in the Code. “Compliance Certificate” means a compliance certificate in substantially the form of Exhibit D attached hereto. “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease (excluding operating leases of real property), dividend, letter of credit or other obligation of another Person; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification obligations. The amount of any Contingent Obligation shall, without duplication of the primary obligation, be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof

4 Public as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof. “Credit Extension” means each Advance, initial procurement or amendment of any Ancillary Service under the Ancillary Services Sublimit, or any other extension of credit by Bank for the benefit of Borrower hereunder. “Daily Balance” means the amount of the Obligations owed at the end of a given day. “Default” means any event which with notice or passage of time or both, would constitute an Event of Default. “Deposit Account” means a “deposit account” as defined in the Code, and includes any checking account, savings account, or certificate of deposit. “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other applicable laws or regulations with respect to any corporation, limited liability company, partnership or other entity. “Dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States. “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. “Event of Default” has the meaning assigned in Article 8. “Excluded Accounts” means (a) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any Borrower’s employees holding an aggregate amount across all such accounts of not more than amounts needed for the then-next payroll cycle, and identified to Bank as such and (b) any segregated cash collateral accounts. “FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations, official guidance or interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing any of the foregoing. “Fiscal Quarter” means each period of three fiscal months, ending on March 31, June 30, September 30 and December 31 of each Fiscal Year. “Fiscal Year” means the fiscal year of Parent Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year (or such other date as updated by Parent Borrower in accordance with Section 7.2). “Foreign Exchange Reserve Percentage” is defined in Section 2.1(c)(ii).

5 Public “Foreign Subsidiaries” means any direct or indirect Subsidiary of Borrower that is not organized under the laws of the United States, any State thereof or the District of Columbia. “FX Amount” is defined in Section 2.1(c)(ii). “FX Contracts” are defined in Section 2.1(c)(ii). “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time. “Good Faith Deposit” is defined in Section 2.5(c). “Guarantor” is any Person providing a Guaranty in favor of Bank. “Guaranty” and “Guaranty Documents” are defined in Section 8.9. “Indebtedness” means all indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations with respect to Indebtedness described in clauses (a) through (c) of this definition and (e) all obligations arising under or in connection with the Ancillary Services Sublimit, if any. “Indemnified Person” is defined in Section 13.2(a). “Indemnified Tax” means Taxes imposed on or with respect to any payment made by or on account of any obligation of a Borrower to Bank under this Agreement, provided, however, that Indemnified Taxes shall not include any of the following Taxes imposed on or with respect to Bank (or any assignee) or required to be withheld or deducted from a payment to Bank (or any assignee): (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank (or any assignee) being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank (or any assignee, as applicable) with respect to an applicable interest under this Agreement pursuant to a law in effect on the date on which (i) Bank (or any assignee) acquires such interest in this Agreement or (ii) Bank (or any assignee) changes its lending office, (c) any withholding Taxes imposed under FATCA, and (d) any Taxes attributable to Bank’s (or any assignee’s, as applicable) failure to comply with Section 2.3(e). “Industrial JV” means Leostella LLC, a Delaware limited liability company. “Industrial JV Equity” means the capital stock or other equity interests of the Industrial JV. “Industrial JV LLCA” means the Second Amended and Restated Limited Liability Company Agreement of the Industrial JV, dated October 30, 2018, as in effect on the Closing Date. “Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief. “Intellectual Property Collateral” means all of each Loan Party’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents; all trade secrets, all design rights, claims for damages by way of past, present and future infringement of any of the rights included above, all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

6 Public Public “Intelsat/Seahawk Facility” means that certain Amended and Restated Loan and Security Agreement dated as of October 31, 2019, among Intelsat Jackson Holdings SA, as collateral agent, the lenders from time to time party thereto, Parent Borrower and each other “Co-Borrower” party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intelsat/Seahawk Intercreditor Agreement. “Intelsat/Seahawk Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement dated as of the date hereof between Bank and Intelsat Jackson Holdings SA on behalf of itself and the other lenders under the Intelsat/Seahawk Facility and acknowledged by Parent Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Inventory” means all inventory in which Borrower has or acquires any interest, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing. “Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person. “IP Agreement” means that certain Intellectual Property Security Agreement between the Loan Parties and Bank dated as of the Closing Date, as may be amended, modified or restated from time to time. “IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder. “Letter of Credit” and “Letters of Credit” are defined in Section 2.1(c)(i). “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance. “Loan Documents” means, collectively, this Agreement and any related schedules, exhibits, certificates and notices, the Perfection Certificate, the Success Fee Agreement, the IP Agreement, any Account Control Agreement, any Ancillary Services Agreement, any Guaranty Documents, the Intelsat/Seahawk Intercreditor Agreement, the Rocket Lab Intercreditor Agreement, any subordination agreement, any guaranty, note or related security agreements executed by any Loan Party, landlord waivers and consents, bailee waivers and consents, any agreement identified therein as a “Loan Document” by Borrower and Bank, and any other agreement entered into in connection with this Agreement, all as amended, restated, extended or otherwise modified from time to time. “Loan Party” means a Borrower or a Guarantor. “Material Adverse Effect” means a material adverse effect on (a) the results of business operations, financial condition or prospects of Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, (c) the value, perfection, or priority of Bank’s security interests in the Collateral, taken as a whole, or (d) the ability of Bank to enforce any of its rights or remedies with respect to the Obligations. “Negotiable Collateral” means all letters of credit of which Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing. “NYSE” means the New York Stock Exchange. “Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

7 Public “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control. “OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders. “Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising solely from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document). “Original Borrower” has the meaning given in the preamble hereto. “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same. “Patriot Act” is defined in Section 13.9. “Perfection Certificate” is defined in Section 3.1(d). “Permitted Indebtedness” means: (a) Indebtedness of a Loan Party in favor of Bank arising under this Agreement or any other Loan Document or any other Indebtedness incurred in favor of Bank, including any corporate credit cards or reimbursement obligations with respect to letters of credit; (b) Indebtedness existing on the Closing Date and disclosed in the Schedule; (c) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens”, provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any given time; (d) Subordinated Debt; (e) Indebtedness that constitutes a Permitted Investment; (f) Indebtedness with respect to surety, indemnity, or appeal bonds and similar obligations in the ordinary course of Borrower’s or its Subsidiaries’ business in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000); (g) customer deposits and advance payments received in the ordinary course of Borrower or any Subsidiary’s business; (h) Indebtedness consisting of guaranties of Permitted Indebtedness; (i) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (j) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (k) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

8 Public Public (l) unsecured and non-collateralized Indebtedness incurred in connection with corporate credit cards in a principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time outstanding; (m) Indebtedness consisting of accounts payable incurred in the ordinary course of business; (n) Indebtedness incurred under the Intelsat/Seahawk Facility subject to the Intelsat/Seahawk Intercreditor Agreement; (o) Indebtedness incurred under the Rocket Lab Loan Agreement subject to the Rocket Lab Intercreditor Agreement; (p) Indebtedness arising in connection with customary cash management services and from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business; (q) Indebtedness consisting of reimbursement obligations with respect to letters of credit issued by a financial institution other than Bank in an aggregate amount not to exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000), to the extent that Bank is unable to provide such letter of credit on commercially reasonable terms and pricing; (r) other Indebtedness not otherwise permitted by Section 7.4 of this Agreement in an amount not to exceed One Hundred Thousand Dollars ($100,000) at any time outstanding; and (s) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (q) above; provided that the principal amount thereof is not increased (plus the amount of any accrued interest, discounts, commissions, premiums, fees and expenses) or the terms thereof are not modified to impose more burdensome terms upon a Loan Party or its Subsidiary, as the case may be. “Permitted Investment” means: (a) Investments existing on the Closing Date disclosed in the Schedule; (b) Investments consisting of cash and Cash Equivalents; (c) Investments accepted in connection with Transfers permitted by Section 7.1; (d) Investments (i) by a Loan Party in another Loan Party, (ii) by Subsidiaries (other than any Subsidiary that is a Loan Party) in other Subsidiaries or in Loan Party, and (iii) by a Loan Party in Subsidiaries (other than a Loan Party) not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any Fiscal Year; (e) Investments consisting of Collateral Accounts (but only to the extent that Parent Borrower or its Subsidiary is permitted to maintain such accounts in accordance with Section 6.8) in which Bank has a first priority perfected security interest (subject to Permitted Liens); (f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) in any Fiscal Year and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Parent Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Parent Borrower’s Board of Directors; (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

9 Public (h) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (i) Investments consisting of notes receivable of, or prepaid royalties and other advances, to customers and suppliers who are not Affiliates, in the ordinary course of business; (j) advances, extensions of trade credit or prepayments to suppliers, manufacturers, in each case, in the ordinary course of business or consistent with past or industry practice; (k) Investments permitted by Section 7.3; (l) Investments in connection with Indebtedness permitted under clause (h) of Permitted Indebtedness; (m) Investments in the Industrial JV required pursuant to the organizational documentation of the Industrial JV in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any Fiscal Year; and (n) such other Investments not otherwise permitted above in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) per Fiscal Year. “Permitted Liens” means the following: (a) Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents or any other Liens in favor of Bank; (b) Liens for Taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests; (c) Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Parent Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (e) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (f) Liens to secure payment of workers’ compensation, employment insurance, old- age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA); (g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

10 Public Public (h) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (j) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (k) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (l) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by Parent Borrower or any Subsidiary and not interfering in any material respect with the business of Parent Borrower or any Subsidiary and covering only the assets so leased, licensed or subleased; (m) (i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and (ii) licenses of Intellectual Property to the Industrial JV and Seahawk; (n) Liens in favor of other financial institutions arising in connection with Parent Borrower and its Subsidiaries’ deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts to the extent required pursuant to Section 6.8; (o) cash collateral securing Indebtedness permitted under clause (q) of Permitted Indebtedness; (p) Liens incurred under the Intelsat/Seahawk Facility subject to the Intelsat/Seahawk Intercreditor Agreement; (q) Liens incurred under the Rocket Lab Loan Agreement subject to the Rocket Lab Intercreditor Agreement; and (r) customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that (i) Bank has a first priority perfected security interest in such account and (ii) such account is permitted to be maintained pursuant to Section 6.8. “Permitted Restrictions” means restrictions on Borrower or any Subsidiary in respect of granting a security interest in, or otherwise encumbering, any of its property or any restriction on any Subsidiary from paying dividends or otherwise distributing property to Borrower (a) pursuant to any document or instrument governing Permitted Indebtedness; provided that any such restriction contained therein relates only to the asset securing such Indebtedness; (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien; (c) customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by Borrower or any Subsidiary, solely to the extent in effect pending consummation of such transaction and so long as such restrictions relate only to the assets subject thereto; (d) customary provisions in leases, licenses and other contracts restricting the assignment, subletting or encumbrance thereof; (e) contractual encumbrances or restrictions in effect as of the date hereof and set forth on the Schedule (but shall not apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); (f) customary provisions in joint venture agreements (and other similar agreements) (provided that such provisions apply only to such joint venture and to equity interests in such joint venture); (g) restrictions on cash or other deposits imposed by customers of Borrower or any Subsidiary under contracts entered into in the ordinary course of business; (h) restrictions under any arrangement with any governmental

11 authority imposed on any Foreign Subsidiary in connection with governmental grants, financial aid, tax holidays or similar benefits or economic interests; and (i) restrictions imposed by applicable law or any applicable rule, regulation, order, license, permit, grant or similar restriction. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency. “Prime Rate” means the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of New York (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Prime Rate. “Revenue” means, with respect to any period, the revenue of Borrower recognized during such period in accordance with GAAP. “Reg W Affiliate” means an “affiliate” as such term is set forth in Section 23A(b)(1) of the Federal Reserve Act (12 USC 371c) and 12 C.F.R. 223.2. As of the Closing Date, Reg W Affiliates of the Bank include Stifel, Nicolaus & Company, Incorporated; 1919 Investment Counsel, LLC; Stifel Independent Advisors, LLC (fka Century Securities Associates, Inc.); EquityCompass Investment Management, LLC; Keefe, Bruyette & Woods, Inc. (KBW); Thomas Weisel Partners, LLC; Washington Crossing Advisors, LLC; Stifel Bank & Trust; Stifel Trust Company, N.A.; Stifel Trust Company Delaware, N.A.; North Atlantic Capital Management, LLC; InTyce, LLC (Wealth Tracker), and such other affiliates identified in writing by Bank to Parent Borrower. “Reserve Cash” means (a) at all times when the aggregate balance of cash and Cash Equivalents maintained by Parent Borrower and its Subsidiaries is equal to or exceeds Thirty Million Dollars, an amount equal to the lesser of (i) Ten Million Dollars ($10,000,000) and (ii) twenty-five percent (25%) of the aggregate balance of cash and Cash Equivalents maintained by Parent Borrower and its Subsidiaries at any time, (b) at all times when the aggregate balance of cash and Cash Equivalents maintained by Parent Borrower and its Subsidiaries is less than Thirty Million Dollars, an amount equal to the lesser of (i) Five Million Dollars ($5,000,000) and (ii) twenty-five percent (25%) of the aggregate balance of cash and Cash Equivalents maintained by Parent Borrower and its Subsidiaries at any time and (c) at any time the Parent Borrower is exercising the Cure Right in accordance with Section 6.10(c), an amount equal to the lesser of (i) Two Hundred Fifty Thousand Dollars ($250,000) and (ii) twenty-five percent (25%) of the aggregate balance of cash and Cash Equivalents maintained by Parent Borrower and its Subsidiaries at any time. “Responsible Officer” means each of the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Controller of Borrower. “Restricted Payment” is defined in Section 7.6. “Revolving Facility” means the facility under which Parent Borrower may request Bank to issue Advances, as specified in Section 2.1(a). “Revolving Line” means the commitment of Bank hereunder to make Advances and provide Ancillary Services in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) until June 28, 2024 and, thereafter, Twenty Million Dollars ($20,000,000), as the same may be changed from time to time in accordance with this Agreement. “Revolving Maturity Date” means June 30, 2026.

12 Public “Rocket Lab Intercreditor Agreement” means that certain Intercreditor Agreement by and between Intelsat Jackson Holdings SA, as lender and as agent for the lenders from time to time party to the Intelsat/Seahawk Facility and Bank, as senior creditors, Rocket Lab USA, Inc., as the subordinated lender and each Borrower party thereto, pursuant to which Rocket Lab USA, Inc., subordinates its security interests in certain Collateral to the senior lenders (subject to the terms set forth therein), as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Rocket Lab Loan Agreement” means that certain Subordinated Loan and Security Agreement dated November 3, 2023, among Rocket Lab USA, Inc. and each Borrower party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the Rocket Lab Intercreditor Agreement. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom. “Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any. “Seahawk” means Seahawk SPV Investment LLC, a Delaware limited liability company. “Securities Account” means a “securities account” as defined in the Code. “Shares” means one hundred percent (100%) of the issued and outstanding capital stock, membership units, general partnership interest or other securities owned or held of record by Parent Borrower in any Subsidiary of Parent Borrower. “Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank). “Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the capital stock, membership units or other securities which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate. “Success Fee” is defined in the Success Fee Agreement. “Success Fee Agreement” means that certain Success Fee Agreement entered into by Borrower and Bank dated as of the Closing Date. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto. “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks. 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP,

13 except, with respect to unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments; provided that if at any time any change in GAAP would affect the computation of any covenant or requirement set forth in any Loan Document, and either Parent Borrower or Bank shall so request, Parent Borrower and Bank shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended (a) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Parent Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02, Leases (Topic 842) (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP), whether or not such operating lease obligations were in effect on such date, notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto. 2. LOAN AND TERMS OF PAYMENT. 2.1 Credit Extensions. Borrower promises to pay to the order of Bank, in Dollars, the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due accordance with the terms hereof. (a) Revolving Advances. (i) Subject to and upon the terms and conditions of this Agreement, Parent Borrower may request Advances in an aggregate outstanding amount not to exceed the Availability Amount. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay all or a portion of any Advances without penalty or premium. (ii) Whenever Borrower desires an Advance, Parent Borrower will notify Bank no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be made (i) by telephone or in-person followed by written confirmation from Parent Borrower within 24 hours, (ii) by electronic mail or facsimile transmission, or (iii) by delivering to Bank an Advance Request Form. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to a Deposit Account maintained by the Borrower requesting such Advance with Bank. (iii) The Revolving Line terminates on the Revolving Maturity Date, when the outstanding principal amount of all Advances, the accrued and unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable. (b) Cash Management Services. Subject to the terms and conditions of this Agreement and availability under the Revolving Line, Borrower may request cash management services which may include merchant services, business credit card, automated clearing house transactions, controlled disbursement accounts and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”) by delivering to Bank such applications on Bank’s standard forms as requested by Bank; provided, however, that the total amount of the Cash Management Services, when added to the Ancillary Services Usage, shall not (without double counting) exceed the lesser of (A) Ancillary Services Sublimit

14 and (B) the Availability Amount, and that availability under the Revolving Line shall be reduced by the total amount of the Cash Management Services. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Cash Management Services. If at any time the Revolving Facility is terminated or otherwise ceases to exist, Borrower shall immediately secure to Bank’s satisfaction its obligations with respect to any Cash Management Services, and, effective as of such date, the balance in any Deposit Accounts held by Bank or its Affiliates and the certificates of deposit issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), in each case, designated as cash collateral to secure Cash Management Services, shall automatically secure such obligations to the extent of the then outstanding Cash Management Services. Borrower authorizes Bank to hold such balances securing Cash Management Services in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Cash Management Services continue. (c) International Services. (i) Letters of Credit. Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue letters of credit denominated in Dollars for the account of Borrowers (each, a “Letter of Credit” and collectively, the “Letters of Credit”), provided, however, the aggregate outstanding face amount of all Letters of Credit, when added to the Ancillary Services Usage, shall not (without double counting) exceed the lesser of (A) Ancillary Services Sublimit and (B) the Availability Amount, and for purposes of determining availability under the Revolving Line, the aggregate outstanding face amount of all Letters of Credit (whether drawn or undrawn) shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard application and letter of credit agreement (the “Application”), which Borrowers hereby agree to execute, including Bank’s standard fee. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a). The obligation of Borrowers to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Letters of Credit, under all circumstances whatsoever. Borrowers shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank’s gross negligence or willful misconduct. (ii) Foreign Exchange. Subject to and upon the terms and conditions of this Agreement and any other agreement that any Borrower may enter into with Bank in connection with foreign exchange transactions (“FX Contracts”), Borrowers may request Bank to enter into FX Contracts with Borrowers due not later than the Revolving Maturity Date, or otherwise as Bank and Borrower may agree in writing. Borrowers shall pay any standard issuance and other fees that Bank notifies Borrowers will be charged for issuing and processing FX Contracts for Borrowers. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the FX Contracts. The FX Amount, when added to the Ancillary Services Usage, shall not (without double counting) exceed the lesser of (A) the Ancillary Services Sublimit and (B) the Availability Amount, and availability under the Revolving Line shall be reduced by the FX Amount. The “FX Amount” shall equal the amount determined by multiplying (x) the aggregate amount, in Dollars, of FX Contracts between Borrowers and Bank remaining outstanding as of any date of determination by (y) the applicable Foreign Exchange Reserve Percentage as of such date. The “Foreign Exchange Reserve Percentage” shall be a percentage as determined by Bank, in its reasonable discretion from time to time. The initial Foreign Exchange Reserve Percentage shall be ten percent (10%). If at any time the Revolving Facility is terminated or otherwise ceases to exist, Borrowers shall immediately secure in cash or Cash Equivalents all outstanding obligations under the Ancillary Services Sublimit on terms reasonably acceptable to Bank. 2.2 Overadvances. If the aggregate amount of the outstanding Advances plus the aggregate amount outstanding under the Ancillary Services Sublimit exceeds the Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess. 2.3 Interest Rates, Payments, and Calculations.

15 Public Public (a) Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to the greater of (A) the Prime Rate and (B) six percent (6.00%). (b) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5.00%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under all applicable laws and regulations, not in any case to be less than Twenty-Five Dollars ($25). All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default. (c) Payments. Interest hereunder shall be due and payable on the first (1st) calendar day of each Fiscal Quarter during the term hereof. Bank shall, at its option, charge such interest and all Bank Expenses against any of Borrower’s Deposit Accounts or, if unpaid when due, against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. (d) Withholding. All payments by or on account of any obligation of Borrower under any Loan Document shall be free and clear of any Taxes except as required by applicable law, regulation, or international agreement. If at any time any applicable law, regulation or international agreement (as determined in the good faith discretion of Borrower) requires Borrower to make any withholding or deduction for Tax from any such payment or other sum payable hereunder to Bank, Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority. If such Tax deducted or withheld is an Indemnified Tax, then the sum payable by such Borrower shall be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. Borrower will, upon request, furnish Bank with proof satisfactory to Bank indicating that it has made such withholding payment. (e) Forms. Bank and each of its successors and assigns shall deliver to Borrower, at such times as are reasonably requested by Borrower, such properly completed and executed tax documentation prescribed by applicable law (including FATCA) or reasonably requested by Borrower to establish such Lender’s status for withholding tax purposes or to allow Borrower to make payments hereunder without withholding for any Taxes (or otherwise at a reduced rate of withholding, and including withholding imposed by FATCA), including, as applicable, on IRS Form W-9 or the appropriate series of IRS Form W-8, provided that the completion and execution of such documentation (other than the documentation described in the immediately succeeding sentence) shall not be required if in such Lender’s reasonable judgment it would subject such Lender to any material unreimbursed cost or expense. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, upon request, deliver promptly to Borrower updated or other appropriate documentation or promptly notify Borrower of its legal inability to do so. (f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified (including by the payment of additional amounts pursuant to this Section 2.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.3(g) (plus any penalties, interest or other charges imposed by the relevant govern- mental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 2.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

16 Public (g) Survival. Each party’s obligations under Section 2.3(d)-(g) shall survive any assignment of rights by, or the replacement of, Bank; the repayment, satisfaction or discharge of all obligations under any Loan Document; and the termination of this Agreement. (h) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. 2.4 Crediting Payments. So long as no Event of Default has occurred and is continuing, Bank shall credit a wire transfer of funds, check or other item of payment to such Deposit Account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. 2.5 Fees. Borrower shall pay to Bank the following: (a) Facility Fee. On the Closing Date, a facility fee equal to Fifty Thousand Dollars ($50,000), which shall be nonrefundable; (b) Unused Fee. A quarterly unused fee equal to one quarter of one percent (0.25%) per annum of the difference between the Availability Amount and the average outstanding principal balance of the Advances outstanding during the applicable quarter, which fee shall be payable in arrears within five (5) days of the last day of each such quarter and shall be nonrefundable; provided, that such unused fee shall be waived for any Fiscal Quarter if the Borrower maintains an average balance of unrestricted cash and Cash Equivalents with Bank of at least Twenty Five Million Dollars ($25,000,000) during such Fiscal Quarter; and (c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date and for which invoices have been provided by Bank to Parent Borrower, including reasonable and documented attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable and documented attorneys’ fees and expenses, promptly after receipt by Borrower of invoices therefor from Bank. Borrower has paid to Bank a good faith deposit of Thirty-Five Thousand Dollars ($35,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. The Good Faith Deposit will be applied to Bank Expenses incurred as of the Closing Date. 2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations (other than contingent indemnification obligations and obligations in respect of Ancillary Services) remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than contingent indemnification obligations and obligations in respect of Ancillary Services) are outstanding. 3. CONDITIONS OF LOANS. 3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

17 Public Public (a) duly executed counterparts of this Agreement and the other Loan Documents to be entered into on the Closing Date; (b) the formation documents of each Borrower, as certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization no earlier than thirty (30) days prior to the Closing Date, and the current bylaws or limited liability company agreement (as applicable) of Borrower; (c) long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization and the Secretary of State (or equivalent agency) of the jurisdiction of Borrower’s headquarters or principal place of business, in each case no earlier than thirty (30) days prior to the Closing Date; (d) a duly executed perfection certificate delivered by Borrower in connection with this Agreement (the “Perfection Certificate”); (e) a certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement; (f) UCC National Form Financing Statements, naming each Borrower as a debtor, to be filed with the Secretary of State or equivalent agency of such Borrower’s jurisdiction of organization on the Closing Date; (g) evidence of insurance coverage in compliance with the terms of Section 6.7; (h) [Reserved]; (i) payment of the fees and Bank Expenses then due specified in Section 2.5(c); (j) evidence that no less than Twenty-Five Million Dollars ($25,000,000) in cash is maintained by Borrower in Deposit Accounts held with Bank or Bank’s Affiliates; (k) evidence satisfactory to Bank that ATM Facility is in full force and effect and that the ATM Facility is available to meet the liquidity requirements of Parent Borrower and its Subsidiaries; (l) UCC and Intellectual Property search results satisfactory to Bank; (m) (i) audited consolidated financial statements for the Parent Borrower and its Subsidiaries for the Fiscal Year ended as of December 31, 2022, (ii) unaudited interim consolidated financial statements of the Borrowers for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) satisfactory financial projections for Fiscal Year 2024 as approved by Parent Borrower’s Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections; (n) (i) all documentation and other information regarding the Borrowers requested by Bank in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, (ii) a properly completed and signed IRS Form W-8 or W-9 (as applicable) for each Borrower, and (iii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower; and (o) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate. 3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions: (a) timely receipt by Bank of the Advance Request Form as provided in Section 2.1;

18 (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Advance Request Form and on the effective date of each Credit Extension as though made at and as of each such date; provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2; and (c) there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. 4. CREATION OF SECURITY INTEREST. 4.1 Grant of Security Interest. Each Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Subject to Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. 4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral with a face amount individually exceeding One Hundred Thousand Dollars ($100,000), all financing statements and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding. 4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof, and to audit Borrower’s Accounts. 4.4 Pledge of Shares. Borrower hereby pledges and grants to Bank a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, in each case, to the extent constituting Collateral, as security for the performance of the Obligations. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

19 Public 5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows: 5.1 Due Organization and Qualification. Parent Borrower and each Subsidiary is a corporation, limited liability company or limited partnership, as applicable, duly existing under the laws of its state of incorporation or formation, as applicable, and qualified and licensed to do business in (a) its state of incorporation or formation, as applicable, and (b) any other state or jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or results of operations. 5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within each Loan Party’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Loan Party’s organizational documents, nor will they constitute an event of default under any material agreement to which any Loan Party is a party or by which any Loan Party is bound. No Loan Party in default under any agreement to which it is a party or by which it is bound, except to the extent such default could not reasonably be expected to have a Material Adverse Effect. 5.3 No Prior Encumbrances. Parent Borrower and each Subsidiary has good and marketable title to its property, free and clear of Liens, except for Permitted Liens. 5.4 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made. 5.5 Intellectual Property Collateral. The Loan Parties are the sole owner of the Intellectual Property Collateral, except for Permitted Liens. To the best of Borrower’s knowledge, each of the Patents owned by Borrower and material to the Borrower’s business is valid and enforceable, and no part of the Intellectual Property Collateral owned by Borrower and material to the Borrower’s business has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party where such violation could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Schedule and for restrictions otherwise permitted by this Agreement, no Loan Party is a party to, or bound by, any agreement that restricts the grant by such Loan Party of a security interest in such Loan Party’s rights under such agreement. 5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business in the past five years under any name other than that specified on the signature page hereof. As of the date hereof, the chief executive office of Borrower is located at the address indicated in Section 10. As of the date hereof, all Borrower’s Inventory and Equipment is located only at the location set forth in Section 10 (other than mobile equipment such as laptop computers in the possession of Parent Borrower’s or its Subsidiaries’ employees or agents in the ordinary course of Borrower’s business). 5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending, or to the knowledge of Borrower’s Responsible Officers, threatened in writing by or against Parent Borrower or any Subsidiary before any court or administrative agency that could reasonably be expected to result in a fine, penalty or other monetary damages or more than, individually or in the aggregate, One Hundred Thousand Dollars ($100,000). 5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Parent Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and Borrower’s consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank. 5.9 Solvency, Payment of Debts. Parent Borrower and its Subsidiaries, taken as a whole, are able to pay their debts (including trade debts) as they mature; the fair saleable value of Parent Borrower and its Subsidiaries’ assets (including goodwill minus disposition costs) exceeds the fair value of their liabilities; and Parent

20 Borrower and its Subsidiaries are not left with unreasonably small capital after the transactions contemplated by this Agreement. 5.10 Regulatory Compliance. Parent Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability. Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect. 5.11 Environmental Condition. Except as disclosed in the Schedule or where failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) none of Parent Borrower’s or any Subsidiary’s properties or assets has ever been used by Parent Borrower or any Subsidiary in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with all applicable laws and regulations; (ii) to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; (iii) no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Parent Borrower or any Subsidiary; and (iv) neither Parent Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Parent Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment. 5.12 Taxes. Parent Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all Taxes reflected therein except, in each case, (i) those being contested in good faith with adequate reserves under GAAP or (b) where the failure to file such return or pay such Taxes could not reasonably be excepted to result in a liability in excess of One Hundred Thousand Dollars ($100,000). 5.13 Subsidiaries. No Loan Party owns any stock, partnership interest or other equity securities of any Person, except for Permitted Investments. 5.14 Government Consents. Parent Borrower and each Subsidiary have obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted. 5.15 Accounts. Except as set forth on the Schedule and as permitted by Section 6.8, none of Parent Borrower’s nor any Subsidiary’s cash or Cash Equivalents is maintained or invested with a Person other than Bank. 5.16 Shares. Borrower has full power and authority to create a first lien, subject to Permitted Liens, on the Shares owned by it and no disability or contractual obligation exists that would prohibit Borrower from pledging such Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and (to the extent applicable) are fully paid and non- assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened in writing suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings. 5.17 Full Disclosure. No representation, warranty or other statement made by a Loan Party in any certificate or written statement furnished to Bank, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in any material respect (it being recognized by Bank that projections and forecasts are not to be viewed as facts and are subject to significant uncertainties and contingencies and that no assurances can be given

21 that any projection or forecast will be realized and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results). 5.18 Compliance. (a) None of Parent Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate Anti- Corruption Laws or applicable Sanctions. (b) None of Parent Borrower, any of its Subsidiaries, or, to the knowledge of Borrower, any of Parent Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti- Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Parent Borrower, any of its Subsidiaries, or, to the knowledge of Borrower, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 5.19 ATM Facility. Borrower reasonably believes that Parent Borrower can raise a minimum of Five Million Dollars ($5,000,000) of net cash proceeds through its ATM Facility. 6. AFFIRMATIVE COVENANTS. Borrower shall do all of the following: 6.1 Good Standing. Except as permitted by Section 7.3, Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation or formation, as applicable, and maintain qualification in each jurisdiction in which it is required under all applicable laws and regulations, except where the failure to maintain such existence (in the case of Subsidiaries) or qualification could not reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect. 6.2 Compliance. (a) Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations) to which it is subject, and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business, except where the failure to so obtain could not reasonably be expected to result in a Material Adverse Effect. (b) Borrower has implemented and shall maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of Borrower, its directors and agents, are in compliance with Anti- Corruption Laws and applicable Sanctions.

22 (c) Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. 6.3 ERISA. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect. 6.4 Financial Statements, Reports, Certificates. Parent Borrower shall deliver the following to Bank: (a) (i) within forty-five (45) days after the end of each calendar quarter, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Parent Borrower’s and its Subsidiaries’ consolidated operations during such period, prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments), consistently applied and certified by a Responsible Officer; (ii) within one hundred eighty (180) days after the end of each Fiscal Year, audited consolidated financial statements of Parent Borrower and its Subsidiaries’ prepared in accordance with GAAP commencing with the 2023 fiscal year, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (Deloitte being deemed reasonably acceptable to Bank); (iii) copies of all statements, reports and notices sent or made available generally by Parent Borrower to its security holders or to any holders of Subordinated Debt, in their capacities as such; (iv) promptly upon receipt of notice thereof, a notice of any legal actions pending or threatened in writing against Parent Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Parent Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (v) within forty-five (45) days after the end of each Fiscal Year, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then- current Fiscal Year, and (B) annual financial projections for the then-current Fiscal Year as approved by Parent Borrower’s Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections; (vi) prompt written notice of the occurrence of a Default or an Event of Default, (vii) within forty-five (45) days after the end of each calendar quarter, a report of all capital expenditures made by any Loan Party for the quarter then ended in excess of Two Hundred Fifty Thousand Dollars ($250,000), (viii) within forty-five (45) days after the end of each calendar quarter, aged listings of accounts receivable and accounts payable, (ix) within forty-five (45) days after the end of each calendar quarter, a schedule of all Inventory held by any Loan Party for the quarter then ended, (x) within forty-five (45) days after the last day of each month, Parent Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer, (xi) within forty-five (45) days after the end of each calendar quarter, updated launch and satellite placement schedules in form and substance reasonably acceptable to Bank, (xii) within ten (10) days after the end of each calendar month, a schedule of bank accounts of each Loan Party and cash balances of each such account and (xiii) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time. (b) Immediately upon receipt, and in any event following notice to Parent Borrower’s Board of Directors, copies of each material notice or other material correspondence received from the NYSE, any securities regulator or other exchange to the authority of which the Borrower may become subject from time to time (i) impacting the ability of Parent Borrower’s stock to trade on the NYSE or other exchange and/or (ii) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Borrower; (c) Immediately upon receipt, and in any event following notice to Parent Borrower’s Board of Directors, notice of (i) any material change to the condition or status of the ATM Facility and (ii) any declaration and execution of stock splits or reverse splits of Parent Borrower’s publicly traded capital stock;

23 (d) Immediately upon receipt, and in any event following notice to Parent Borrower’s Board of Directors, notice of any material adverse change to a top-10 customer contract of Parent Borrower and its Subsidiaries; (e) Within five (5) days of filing, copies of all statements, reports and notices made available to Parent Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission; (f) Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such audits shall occur as often as Bank shall determine is necessary. Bank shall work with Borrower in good faith to not disrupt the normal course of business during the course of any such audit; and (g) Within five (5) days of receipt by Parent Borrower, copies of all reports prepared by an equity research analyst with respect to Parent Borrower. Notwithstanding the foregoing, financial statements, notices and reports required to be delivered pursuant to the foregoing provisions of this Section 6.4 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Bank receives such reports from the Parent Borrower through electronic mail. 6.5 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its Account Debtors shall be on the same basis and in accordance with the usual customary practices of Borrower. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Fifty Thousand Dollars ($250,000). 6.6 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material U.S. federal, state, and local Taxes required of it by applicable law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely (taking into account any extensions) payment or deposit of all material Tax payments, including withholding Taxes required of it by all applicable laws, regulations and international treaties, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and U.S. federal income Taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower. 6.7 Insurance. (a) Borrower, at its expense, shall keep the Collateral, other than satellites on orbit, insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral, other than satellites on orbit, in amounts and of a type that are customary to businesses similar to Borrower’s. (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional lender’s loss payee thereof, and all liability insurance policies shall show Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days’ prior written notice to Bank before canceling its policy for any reason. Upon Bank’s request, Parent Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. If no Event of Default has occurred and is continuing, up to Two Hundred Fifty Thousand Dollars ($250,000) of proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower

24 to repair or replace the property subject to the claim or purchase other property useful in Borrower’s business, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest (subject to Permitted Liens) and to the extent such proceeds are not used to repair or replace property within one hundred and eighty (180) days of receipt, such proceeds will be applied to the Obligations. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations. 6.8 Accounts. (a) No later than the date which is sixty (60) days after the Closing Date, Borrower shall maintain and shall cause each of its Subsidiaries to maintain all of its domestic depository, operating and investment accounts with Bank; provided, that Borrower may maintain (i) cash in accounts described under clause (b) of the definition of “Excluded Accounts” and (ii) the Reserve Cash in FDIC insured Collateral Accounts with another bank or financial institution so long as such Collateral Account is subject to an Account Control Agreement within thirty (30) days after the Closing Date. Within one hundred and eighty (180) days after the Closing Date, Borrower shall utilize and shall cause each of its Subsidiaries to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, FX Contracts, and Letters of Credit, to the extent provided on commercially reasonable terms with commercially reasonable pricing. (b) Each Borrower shall deliver written notice to Bank five (5) days prior to the establishment by Borrower of any domestic Collateral Account at or with any bank, broker or other financial institution other than with Bank or Bank’s Affiliates. For each domestic Collateral Account that Borrower at any time maintains, other than those with Bank and Excluded Accounts, Borrower shall cause the applicable bank, broker or financial institution at or with which such domestic Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account. (c) Borrower shall provide Bank with all times, read-only access (aka view access, auditor or bookkeeper rights) to each account holding Reserve Cash. (d) Notwithstanding anything herein to the contrary, no Borrower or any Subsidiary of a Borrower shall maintain an aggregate balance of cash and Cash Equivalents in any bank account outside of the United States in excess of Dollars ($250,000). 6.9 Property Locations. With respect to any property or assets of a Loan Party located on leased premises, other than any ground station, with a fair market value in excess of One Hundred Thousand Dollars ($100,000), Loan Parties shall use to cause such third party to execute and deliver a landlord’s consent in favor of Bank for each such location. 6.10 Financial Covenants. (a) Performance to Plan. Borrower’s Revenue, measured from the first day of the current Fiscal Year until the last day of each applicable fiscal quarter, shall be (i) for the fiscal quarters ending March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, at least as much as projected Revenue targets agreed to by Bank and Parent Borrower as of the date hereof and (ii) beginning with the fiscal quarter ending March 31, 2025, at least eighty percent (80%) of Borrower’s projected Revenue during such period as set forth in the annual operating budget and projections delivered by Parent Borrower to Bank (and deemed acceptable to Bank in its reasonable discretion) in accordance with Section 6.4(a)(v) hereof. Notwithstanding the foregoing, (i) for the fiscal quarters ending March 31, 2025, June 30, 2025 and September 30, 2025, for the periods from the first day of such Fiscal Year until the last day of each applicable fiscal quarter, Revenue during such periods shall be equal to or greater than Revenue for the same periods in the immediately preceding Fiscal Year and (ii) beginning with the fiscal quarter ending December 31, 2025, Borrower’s Revenue as measured on a trailing four-quarter basis, shall not contract in subsequent reporting periods as measured against the same period for the immediately preceding Fiscal Year. (b) Minimum Cash. Maintain at all times unrestricted and unencumbered cash and Cash Equivalents in an amount equal to at least one hundred percent (100%) of the Obligations in Borrower’s Deposit

25 Accounts maintained with Bank (other than Excluded Accounts) and its Affiliates and other domestic Collateral Accounts so long as such Collateral Accounts are subject to an Account Control Agreement. (c) Cure Right. Notwithstanding anything to the contrary contained herein, in the event Borrower fails to comply with the requirements of Section 6.10(b) at any time (any such day, a “Test Date”), during the period beginning on the first day following the Test Date until the expiration of the ninetieth (90th) day after the Test Date (the “Anticipated Cure Deadline”), Parent Borrower shall have the right to issue capital stock (which, if other than common Equity Interests, shall be in a form reasonably acceptable to Bank), incur Subordinated Debt or obtain a contribution to its common equity (the “Cure Right”), and upon receipt by Parent Borrower of such cash (the “Cure Amount”), pursuant to the exercise by Parent Borrower of such Cure Right and request to Bank to effect such recalculation, the minimum cash financial covenant shall be recalculated giving effect to the following pro forma adjustments: (i) unrestricted and unencumbered cash and Cash Equivalents shall be increased by an amount equal to the Cure Amount; (ii) immediately after giving effect to the Cure Amount, unrestricted and unencumbered cash and Cash Equivalents maintained in Borrower’s Deposit Accounts with Bank and its Affiliates shall equal an amount of at least one hundred and ten percent (110%) of the Obligations; and (iii) if, after giving effect to the foregoing calculations, Borrower shall then be in compliance with the requirements of Section 6.8(b), Borrower shall be deemed to have satisfied the requirements of Section 6.8(b) as of the relevant Test Date with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the applicable financial covenant that had occurred shall be deemed cured for the purposes of this Agreement as of the applicable Test Date and shall be deemed to have never existed. Notwithstanding anything herein to the contrary (i) the Cure Amount shall be no greater than the amount required for purposes of causing Borrower to comply with Sections 6.10(b) and 6.10(c)(ii), (ii) the Cure Amount shall not exceed Five Million Dollars ($5,000,000), (iii) the Cure Right shall only be available if the Parent Borrower’s publicly traded capital stock price per share remains above One Dollars ($1.00) as demonstrated to the satisfaction of Bank and (iv) the Cure Amount cannot exceed the net cash proceeds that the Parent Borrower could reasonably receive at such time through its ATM Facility based on applicable volume trading restrictions at the average ten-day closing price of Parent Borrower’s capital stock on the New York Stock Exchange. Upon Bank’s receipt of a notice from Parent Borrower that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the Anticipated Cure Deadline to which such Notice of Intent to Cure relates (i) any Default or Event of Default due to the breach of Section 6.10(b) shall be deemed retroactively not to have occurred, subject to the terms and conditions set forth above; provided that (A) until the Cure Amount is made, an Event of Default shall be deemed to exist for purposes of determining compliance with any conditions precedent to the making of any Credit Extensions and any term or provision of any Loan Documents which prohibits any action to be taken by Borrower or its respective Subsidiaries during the existence of an Event of Default and (B) if the Cure Amount is not made before the Anticipated Cure Deadline, such Default or Event of Default shall be deemed reinstated and (ii) Bank shall not exercise the right to accelerate payment of the Obligations and Bank shall not exercise any right to foreclose on or take possession of the Collateral, in each case solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 6.10(b) due to failure by Borrower to comply with the requirements of the applicable financial covenants as of the applicable Test Date. 6.11 Intellectual Property Rights. (a) Along with the Compliance Certificate delivered pursuant to Section 6.4(a)(x), Parent Borrower shall give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office during the time period covered by such Compliance Certificate, including the date of such filing and the registration or application numbers, if any. Parent Borrower shall (i) give Bank not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the

26 filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the written request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registration, with the exhibits, if any, attached thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing. (b) Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) days’ prior written notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section. 6.12 Use of Proceeds. Borrowers shall apply the proceeds of the Credit Extensions towards the funding of growth initiatives, including the working capital needs and general corporate purposes of Borrower. The proceeds of the Loans Credit will not be used in violation of Anti-Corruption Laws or applicable Sanctions. 6.13 Formation or Acquisition of Subsidiaries. (a) Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7, at the time any Loan Party forms any direct or indirect Subsidiary forms or acquires any direct or indirect Subsidiary after the Closing Date (including, without limitation, pursuant to a Division), Borrower shall (or shall ensure that such Loan Party will) within thirty (30) days (a) cause such new Subsidiary to provide to Bank (i) a joinder to this Agreement to become a Borrower or (i) a Guaranty to become a Guarantor, in each case, at Bank’s discretion, together with such appropriate documentation (including financing statements and/or Control Agreements), all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document. (b) Borrower shall not permit Foreign Subsidiaries which are not Loan Parties, in the aggregate to (i) maintain cash and other assets with an aggregate value for any single Foreign Subsidiary, in excess of two and a half percent (2.5%) of consolidated assets of Borrower and its Subsidiaries, or with respect to all such Foreign Subsidiaries, in excess of five percent (5%) of consolidated assets of Borrower and its Subsidiaries, in each case, measured as of the last day of each fiscal quarter, (ii) achieve revenue for any single Foreign Subsidiary, in excess of in excess of two and a half percent (2.5%) of consolidated assets of Borrower and its Subsidiaries, or with respect to all such Foreign Subsidiaries, in excess of five percent (5%) of consolidated assets of Borrower and its Subsidiaries, in each case, for the twelve month period then ended, or (iii) own any Intellectual Property which is material to the business of Loan Parties, without causing one or more of such Foreign Subsidiaries to enter into a joinder to this Agreement or a Guaranty as Bank may request within 30 days (or such other period as Bank may agree in writing), unless waived by Bank in writing. 6.14 Post-Closing Requirements. (a) Within sixty (60) days of the Closing Date, Borrower shall provide a duly executed landlord’s consent in favor of Bank for each of Borrower’s leased locations containing more than One Hundred Thousand Dollars ($100,000) of Borrower’s assets or property, other than ground stations. (b) Within thirty (30) days of the Closing Date, Borrower shall provide Bank with copies of insurance endorsements, in each case in a form satisfactory to Bank, which:

27 (i) for all of Borrower’s property insurance policies, show Bank as an additional lender’s loss payee thereof; and (ii) for all of Borrower’s liability insurance policies, show Bank as an additional insured and specify that the insurer must give at least twenty (20) days’ prior written notice to Bank before canceling its policy for any reason. (c) [Others TBD]. 6.15 Further Assurances. At any time and from time to time Borrower shall, and shall cause each other Loan Party to, execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement. 7. NEGATIVE COVENANTS. Borrower will not do any of the following: 7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (a) Transfers of Inventory in the ordinary course of business; (b) Transfers constituting non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (c) Transfers disclosed in the Schedule constituting licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries with the Industrial JV and Seahawk; (d) Transfers of worn-out or obsolete or surplus property Equipment which was not financed by Bank; (e) leases or subleases of real property; (f) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; (g) any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of any Subsidiary or Borrower that is not material, in any respect, to the conduct of its business and not disadvantageous to the interests of Bank; (h) consisting of Borrower’s or a Subsidiary’s use or transfer of cash or Cash Equivalents; (i) in connection with Permitted Liens, Permitted Investments and transactions permitted pursuant to Section 7.3, (j) (i) Transfers from a Loan Party to a Loan Party and (ii) Transfers from a Subsidiary that is not a Loan Party to a Loan Party or to a Subsidiary that is not a Loan Party; and (k) other Transfers so long as the fair market value of the assets subject to any such Transfer does not in the aggregate exceed $250,000 in any fiscal year. 7.2 Change in Business; Change in Control or Executive Office. (a) Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or any business substantially similar or related thereto (or incidental thereto); (b) cease to conduct business in the manner conducted by Borrower as of the Closing Date; (c) suffer or permit a Change in Control; (d) without ten (10) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or (e) without Bank’s prior written consent, change the date on which the Fiscal Year ends. 7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding the foregoing, (i) a Subsidiary that is not a Loan Party may merge or consolidate into another Subsidiary that is not a Loan Party or into a Loan Party; provided, that the Loan Party is the surviving entity of such transaction and (ii) a Loan Party may merge with another Loan Party. 7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness. 7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property (including without limitation, its Intellectual Property and the Industrial JV Equity), or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property (including without limitation, its Intellectual Property and the Industrial JV Equity), or

28 permit any Subsidiary to do so, except (i) as is otherwise permitted by Section 7.1 and the definition of “Permitted Liens” herein, (ii) for Permitted Restrictions and (iii) for the agreements set forth in Section 8.01 of the Industrial JV LLCA regarding “Third Party Transfers” (as defined in the Industrial JV LLCA). For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, under no circumstances shall (A) Borrower or any Subsidiary grant, create, incur, assume or suffer to exist any Lien, security interest or other encumbrance (including, without limitation, Permitted Liens) in or on the Industrial JV Equity (other than those in favor of Bank), and (B) the Industrial JV Equity be subject to any Permitted Restrictions or any Transfer. 7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock (each of the foregoing, a “Restricted Payment”), or permit any of its Subsidiaries to do so, except that (A) Borrower may (a) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (b) make Restricted Payments (i) to the extent financed with the aggregate amount of net cash proceeds received in exchange for capital stock or other equity interests or (ii) payable solely in the form of capital stock or other equity interests, (c) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; (d) issue capital stock in connection with the exercise of warrants or options; (e) make payments in lieu of the issuance of fractional shares and (f) make repurchases of stock deemed to occur upon exercise of stock options or warrants if such repurchased stock represents a portion of the exercise price of such options or warrants and (B) (a) any Subsidiary that is a Loan Party may pay dividends or make distributions to any Loan Party that is a direct or indirect parent thereof and (b) any Subsidiary that is not a Loan Party may pay dividends or make distributions to any Loan Party or any Subsidiary that is not a Loan Party that is a direct or indirect parent thereof. 7.7 Investments. (A) Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; (b) maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an Account Control Agreement with Bank in form and substance satisfactory to Bank to the extent required by this Agreement; or (c) suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower, other than Permitted Restrictions. 7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower (other than Borrower or a Subsidiary) except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (ii) transactions permitted by Sections 7.4, 7.6 and 7.7; (iii) indemnification arrangements, severance arrangements and compensation arrangements approved by Parent Borrower’s Board of Directors or a duly authorized committee thereof; and (iv) equity and Subordinated Debt financings with Parent Borrower’s existing investors (not resulting in a Change in Control hereunder). Without the prior written consent of Bank in its sole and absolute discretion, no part of the proceeds of the Credit Extensions may be used (a) to purchase any asset or securities (i) issued by any Reg W Affiliate of Bank, (ii) in respect of which, and during any period when, any Reg W Affiliate of Bank has acted as an underwriter, (iii) sold by any Reg W Affiliate of Bank acting as a principal, (iv) if the transaction would otherwise result in a violation of Regulation W issued by the Board of Governors of the Federal Reserve System of the United States, as may be amended from time to time, or (v) if the transaction would not comply with 12 C.F.R. 223.16; (b) to pay, in whole or in part, directly or indirectly, any loan made by any Reg W Affiliate of Bank; or (c) for the benefit of, or to transfer such proceeds to, any Reg W Affiliate of Bank. 7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt to increase the interest rate thereof or accelerate the maturity thereof without Bank’s prior written consent. 7.10 Inventory and Equipment. (a) Store the Inventory or the Equipment (other than any Equipment located at a ground station and any moveable Equipment (such as laptop computers and cell phones)) with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest therein and Borrower uses its commercially reasonable efforts to obtain for Bank an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit. Store or maintain any Equipment or Inventory (other than any Equipment located at a ground station and any moveable Equipment (such as laptop

29 computers and cell phones)) at a location that has not been disclosed in Section 3(d) of the Perfection Certificate or at such other locations as to which Borrower has provided prompt written notice to Bank. 7.11 Compliance. (a) Become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for such purpose; or (b) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in all material respects with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect. 7.12 Capital Expenditures. Permit capital expenditures (inclusive of capitalized software development expenditures and installation expense) for any fiscal year to exceed the amount set forth in the budget delivered pursuant to Section 6.4(a)(v) by an amount equal to ten percent (10%) of the budgeted amount for such fiscal year, subject to Bank’s satisfactory review of the projected capital expenditures for each fiscal year. 7.13 Maintenance of Exchange Listing. Parent Borrower shall maintain at least one class of its common stock listed on the NYSE, and Parent Borrower shall not take any action designed to, or which is reasonably likely to have the effect of, delisting such common stock from the NYSE. 8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an event of default by Borrower under this Agreement (each an “Event of Default”). 8.1 Payment Default. If a Loan Party fails to pay, when due, (i) any payment of principal or interest on any Credit Extension on its due date or (ii) any other payment in respect of any of the Obligations within three (3) Business Days of its due date (provided that no Credit Extensions shall be made during such three (3) Business Day period); 8.2 Covenant Default. (a) If Borrower fails to perform any obligation under Sections 6.4 (other than with respect to Section 6.4(a) and Section 6.4(e)), 6.6, 6.7, 6.8, 6.10, 6.13 or 6.14 or violates any of the covenants contained in Article 7; or (b) If Borrower fails to perform any obligation under Section 6.4(a) or Section 6.4(e) and has failed to cure such default within two (2) Business Days; or (c) If a Loan Party fails or neglects to perform, keep or observe any other material term, provision, condition or covenant contained in this Agreement, or in any of the Loan Documents and as to any default (other than those specified in this Article 8) under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any Responsible Officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (but no Credit Extensions will be made during such cure period). Cure periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above; 8.3 Material Adverse Effect. If a Material Adverse Effect occurs; 8.4 Attachment. If any portion of a Loan Party’s or any of its Subsidiaries’ assets with a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000) is attached, seized, subjected to a writ or

30 distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if a Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Loan Party’s or any of its Subsidiaries’ assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Loan Party’s or any of its Subsidiaries’ assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after such Loan Party or Subsidiary receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Loan Party or Subsidiary (provided that no Credit Extensions will be required to be made during such cure period); 8.5 Insolvency. If a Loan Party or any of its Subsidiaries becomes insolvent or if an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries, or if an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and is not dismissed, discharged or stayed within forty-five (45) days (provided that no Credit Extensions will be made while any of the conditions described in this Section 8.5 exist or until any such Insolvency Proceeding is dismissed); 8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which a Loan Party or any of its Subsidiaries is a party, including the Rocket Lab Loan Agreement and the Intelsat/Seahawk Facility or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) or which could reasonably be expected to have a Material Adverse Effect; 8.7 Judgments. If a judgment or judgments for the payment of money (to the extent not covered by independent third-party insurance) in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against a Loan Party or any of its Subsidiaries and shall remain unsatisfied, undischarged or unstayed for a period of twenty (20) days (provided that no Credit Extensions will be made prior to the satisfaction, discharge or stay of such judgment); 8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation, when made, set forth herein or in any Loan Document, certificate or other writing delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; 8.9 Lien Priority. There is an impairment in the perfection or priority of Bank’s security interest in the Collateral with a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000); 8.10 ATM Facility. There is an impairment (a) to the registration of Parent Borrower’s common stock or (b) in Parent Borrower’s or any Subsidiary’s ability to raise capital in the public equity markets, in each case, through the ATM Facility that could reasonably be expected to result in (i) a failure of Parent Borrower and its Subsidiaries, taken as a whole, to maintain solvency, (ii) inability of the Borrower to satisfy Section 6.10(c) hereof or (iii) inability of Borrower to raise the Cure Amount; 8.11 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect (other than in accordance with its terms), or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such Guaranty, or any Guarantor fails to perform any material obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), any event of default occurs under any Guaranty Document or any Guarantor revokes or purports to revoke a Guaranty, any material misrepresentation or material misstatement existed in any warranty or representation, when made, set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or any circumstances arise causing Bank, in good faith, to become insecure as to the satisfaction of any of any guarantor’s obligations under the Guaranty Documents.

31 9. BANK’S RIGHTS AND REMEDIES. 9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower: (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank); (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank; (c) Settle or adjust disputes and claims directly with Account Debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable; (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise, in each case, subject to the applicable lease agreement. Borrower authorizes Bank to place a “hold” on any account it maintains with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral; (e) Demand that Borrower (i) deposits cash with Bank in an amount equal to at least one hundred five percent (105.0%) of the aggregate face amount of any Letters of Credit remaining undrawn (plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; (f) Terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach); (g) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank; (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

32 (i) Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate; (j) Bank may credit bid and purchase at any public sale; (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower; and (l) Exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any applicable law. 9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify Account Debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than contingent indemnification obligations and obligations in respect of Ancillary Services) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated. 9.3 Accounts Collection. At any time after the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. At any time after the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit. 9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.7, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement. 9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. 9.6 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

33 Public 9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable. 10. NOTICES. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10. If to Borrower: c/o BLACKSKY TECHNOLOGY INC. 13241 Woodland Park Road Herndon, VA 20171 Attn: General Counsel EMAIL: legal@blacksky.com With a copy (which shall not constitute notice) to: If to Bank: With a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati PC One Market Plaza, Spear Tower, Suite 330 San Francisco, California 94105 Attn: Joseph Catapano EMAIL: jcatapano@wsgr.com STIFEL BANK 501 North Broadway St. Louis, Missouri 63102 Attn: Legal Department STIFEL BANK 787 7th Avenue 12th Floor New York, NY 10019 Attn: Charlie Kelly EMAIL: ckelly@stifelbank.com The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. 11. GOVERNING LAW. This Agreement shall be deemed to have been made under and shall be governed by the laws of the State of New York (without regard to choice of law principles except as set forth in Section 5-1401 of the New York General Obligations Law) in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as Bank may consent thereto in writing duly signed for and on its behalf. 12. JURISDICTION AND JURY TRIAL WAIVER. 12.1 Borrower hereby irrevocably consents that any suit, legal action or proceeding against borrower or any of its properties with respect to any of the rights or obligations arising directly or indirectly under or relating to this Agreement or any other Loan Document may be brought in any jurisdiction, including, without limitation, any New York state or United States Federal Court located in the southern district of New York, as Bank may elect, and by execution and delivery of this Agreement, Borrower hereby irrevocably submits to and accepts with regard to any such suit, legal action or proceeding, for itself and in respect of its property, generally and

34 unconditionally, the jurisdiction of the aforesaid courts. Borrower hereby irrevocably consents to the service of process in any such suit, legal action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to borrower at its address set forth herein. The foregoing shall not limit the right of Bank to serve process in any other manner permitted by law or to bring any suit, legal action or proceeding or to obtain execution of judgment in any other jurisdiction. 12.2 Borrower hereby irrevocably waives any objection which borrower may now or hereafter have to the laying of venue of any suit, legal action or proceeding arising directly or indirectly under or relating to this Agreement or any other Loan Document in any state or federal court located in any jurisdiction, including without limitation, any state or federal court located in the southern district of New York chosen by Bank in accordance with this Section 12 and hereby further irrevocably waives any claim that a court located in the southern district of New York is not a convenient forum for any such suit, legal action or proceeding. 12.3 Borrower hereby irrevocably agrees that any suit, legal action or proceeding commenced by Borrower with respect to any rights or obligations arising directly or indirectly under or relating to this Agreement or any other Loan Document (except as expressly set forth therein to the contrary) shall be brought exclusively in any New York state or United States Federal Court located in the southern district of New York. 12.4 Borrower hereby waives any defense or claim based on marshaling of assets or election or remedies or guaranties. 12.5 Borrower and Bank (by its entry into this Agreement) hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to any obligation of Borrower or this Agreement or any other Loan Document. 13. GENERAL PROVISIONS. 13.1 Successors and Assigns. (a) This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder to any Person, except so long as no Default or Event of Default has occurred and is continuing, any competitor of Borrower or any “vulture fund” or investor specializing in distressed debt. (b) Borrower agrees that any assignee or participant shall be entitled to the benefits of Sections 2.3 and 13.11 to the same extent as if it were Bank; provided, no assignee or participant shall be entitled to the benefits of Section 2.3 unless such assignee or participant agrees, for the benefit of the Loan Parties, to comply with Section 2.3 as though it were Bank (it being understood that any documentation required under Sections 2.3 shall be delivered to the assignee or participant, as applicable). (c) The ownership of an interest in, and the right to the principal of, and stated interest on, the Advances and other obligations under any Loan Document shall be registered on a record of ownership maintained by Borrower (the “Register”), and the transfer of any participation in the Advances and other obligations under any Loan Document shall be registered on a record of ownership maintained by Bank (the “Participation Register”). Notwithstanding anything else in this Agreement to the contrary, the entries in the Register and the Participation Register shall be conclusive absent manifest error, and Borrower shall be entitled to treat Bank and any assignee (as recorded in the Register) or the owner of such participation in the Advances and other obligations (as recorded in the Participation Register) under any Loan Document as the owner or participant in such interest, as applicable. The foregoing language is intended to cause the Advances, and any assignments and participation thereof, to be in “registered form” as defined in Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c) and shall be interpreted and applied consistently therewith. 13.2 Indemnification.

35 (a) Borrower shall defend, indemnify and hold harmless Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise contemplated by the Loan Documents (including without limitation reasonable and documented out-of-pocket attorneys’ fees and expenses), except for losses caused by such Indemnified Person’s bad faith, gross negligence or willful misconduct. All amounts due under this Section 13.2 shall be payable promptly after demand therefor. (b) To the fullest extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement or any other Loan Document, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. 13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement. 13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. 13.5 Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents. The provisions of this Agreement and the other Loan Documents may be modified, amended or waived only by a written instrument signed by the Bank and Borrower. 13.6 Counterparts/Acceptance. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Bank hereby acknowledges and agrees that this Agreement has been executed and accepted by Bank in the state of Missouri. 13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than contingent indemnification obligations and obligations in respect of Ancillary Services) remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Indemnified Persons with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run. 13.8 Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise at least the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement or any other Loan Document except that disclosure of such information may be made (a) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, so long as such subsidiaries or affiliates agree to be subject to this Section 13.8, (b) to prospective transferees or purchasers of any interest in the Advances, so long as such transferees or purchasers have agreed to confidentiality obligations consistent with this Section 13.8, (c) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (d) as may be required in connection with the examination, audit or similar investigation of Bank and (e) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (i) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public

36 domain after disclosure to Bank through no fault of Bank; or (ii) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information. 13.9 Patriot Act Notice. Bank notifies Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act “), it is required to obtain, verify and record information that identifies Borrower, which information includes names and addresses and other information that will allow Bank to identify Borrower in accordance with the Patriot Act. 13.10 Marketing Consent. Borrower hereby authorizes Bank and its affiliates, at their respective sole expense, but without any prior approval by Borrower, to disclose to loan syndication and pricing reporting services or in their respective marketing or promotional materials (including any tombstones or other advertisements), with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials, as each may from time to time determine in its Permitted Discretion. The foregoing authorization shall remain in effect unless Borrower notifies Bank in writing that such authorization is revoked. 13.11 Increased Costs. If any Change in Law shall impose, modify, or make applicable any Taxes (except (a) Indemnified Taxes, (b) Taxes described in clauses (b) through (e) of the definition of Indemnified Taxes and (c) Other Connection Taxes that are imposed on or measured by net income or that are franchise Taxes or branch profits Taxes), reserve requirements, liquidity requirements, capital adequacy requirements, Federal Deposit Insurance Corporation (FDIC) deposit insurance premiums or assessments, or other obligations which would (A) increase the cost to Bank for extending, maintaining or funding the Credit Extensions, (B) reduce the amounts payable to Bank under this Agreement, or (C) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to the Credit Extensions, then Borrower agrees to promptly pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment. Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error. 13.12 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors, or should an interim receiver, receiver, receiver and manager, or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned. 14. CO-BORROWER PROVISIONS. 14.1 Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms and Compliance Certificates. 14.2 Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers. 14.3 Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on

37 behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of another Borrower. 14.4 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 14.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 14.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. 14.5 Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which such Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder. 14.6 Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under applicable law. 14.7 Right to Settle, Release. (a) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations. (b) Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations. 14.8 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

38 BY SIGNING THIS DOCUMENT EACH PARTY TO THIS AGREEMENT REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ALL PARTIES TO THIS AGREEMENT, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES TO THIS AGREEMENT, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF ANY OF THE PARTIES TO THIS AGREEMENT. [Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written. BLACKSKY TECHNOLOGY INC. By: /s/ Henry Dubois Name: Henry Dubois Title: Chief Financial Officer BLACKSKY HOLDINGS, INC. By: /s/ Henry Dubois Name: Henry Dubois Title: Treasurer and Chief Financial Officer BLACKSKY GEOSPATIAL SOLUTIONS, INC By: /s/ Henry Dubois Name: Henry Dubois Title: Treasurer and Chief Financial Officer BLACKSKY GLOBAL LLC By: /s/ Henry Dubois Name: Henry Dubois Title: Treasurer SFI IP HOLDCO, LLC By: /s/ Henry Dubois Name: Henry Dubois Title: Chief Financial Officer of BlackSky Holdings, Inc. its Sole Member BLACKSKY INTERNATIONAL LLC By: /s/ Henry Dubois Name: Henry Dubois Title: Treasurer and Chief Financial Officer of BlackSky Holdings, Inc. its Managing Member [Signature Page to Loan and Security Agreement]

BUILDING 5 LLC By: /s/ Henry Dubois Name: Henry Dubois Title: Chief Financial Officer [Signature Page to Loan and Security Agreement]

STIFEL BANK By: /s/ James C. Binz Name: James C. Binz Title: Executive Vice President [Signature Page to Loan and Security Agreement]

A-1 EXHIBIT A DEBTOR: BLACKSKY TECHNOLOGY INC. BLACKSKY HOLDINGS, INC. BLACKSKY GEOSPATIAL SOLUTIONS, INC. BLACKSKY GLOBAL LLC SFI IP HOLDCO, LLC BLACKSKY INTERNATIONAL LLC BUILDING 5 LLC SECURED PARTY: STIFEL BANK COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time. Notwithstanding the foregoing, the term “Collateral” shall not include (i) any Equipment not financed by Bank or rights of Borrower as a licensee to the extent the granting of a security interest therein (A) would be contrary to applicable law or (B) is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent such prohibition is enforceable under applicable law); provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral, (ii) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Bank may not validly possess a security interest therein under, or such security interest is restricted by, applicable Laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition (but excluding proceeds of any such governmental license), or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (iii) any lease, license, contract, document, franchise, charter, authorization or other agreement, and any rights or interests thereunder and any property subject thereto, if the grant of a security interest therein shall constitute or result in a breach, termination or default or invalidity thereunder or thereof (other than to the extent that such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law), (iv) Excluded Accounts, (v) voting stock of any Foreign Subsidiary of any Loan Party (other than stock representing up to 65% of the total combined voting power of all outstanding classes of stock entitled to vote (within the meaning of Section 1.965-2(c)(2) of the Treasury Regulations) or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequence); and provided further that the provisions of this paragraph shall in no case exclude from the definition of “Collateral” any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment, all of which shall at all times constitute “Collateral”; and provided further that any Equipment financed by Bank will at all times constitute “Collateral”, (vi) the Industrial JV Equity, but only to the

A-2 extent that, and solely during the period in which, the grant of a security interest therein and the pledge thereof as Collateral hereunder would constitute a “Third Party Transfer” (as defined in the Industrial JV LLCA); provided, however, that (notwithstanding the foregoing) upon the occurrence of an Event of Default and at Bank’s election (in its sole and absolute discretion) all of the Industrial JV Equity shall immediately and automatically constitute and be deemed to be “Collateral” without any further action by, or notice to, any Person required, and thereafter Borrower shall, and shall cause its Subsidiaries to, take any and all acts and actions necessary to evidence and effect the grant, attachment and perfection of any and all Liens and other security interests in favor of Bank on and in such Industrial JV Equity or as otherwise required by Bank in furtherance thereof (including, without limitation, the prompt (but in any event within three (3) Business Days thereof) delivery to Bank of the hardcopy originals of any and all stock certificates or other instruments or writings evidencing such Industrial JV Equity, along with accompanying transfer powers signed in blank), or (vii) any United States intent-to-use trademark or service mark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under United States federal law; provided, however, after such period, each Loan Party acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of Bank and shall be included in the Collateral.